SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Southern Copper Corporation Reports
Third Quarter and Nine Month 2008 Results

Phoenix AZ, October 27, 2008- Southern Copper Corporation (SCC) (NYSE and LSE: PCU)

2008 THIRD QUARTER HIGHLIGHTS

•
Net sales for the third quarter 2008 (“3Q08”) and in the first nine months of 2008 (“9M08”) were $1,440.1 million and $4,401.1 million, respectively, compared to $1,606.4 million and $4,791.2 million in the third quarter of 2007 (“3Q07”) and in the first nine months of 2007 (“9M07”), respectively.  The decrease in sales was caused by lower production and sale of copper, mainly due to the continuation of the Cananea strike and to the decrease in copper prices towards the end of the third quarter, which created a negative adjustment of $56.0 million in net sales.

•	EBITDA during the 3Q08 amounted to $783.7 million and was equivalent to 54.4% of net sales, compared to an EBITDA of $1,011.2 million, equivalent to 62.9% of net sales, in 3Q07.

•
Net earnings in the 3Q08 totaled $417.8 million, or diluted earnings per share of $0.47, compared to $627.8 million, or diluted earnings per share of $0.71 in the 3Q07.  Net earnings in the 9M08 totaled $1,531.3 million, or diluted earnings per share of $1.73 compared with $1,905.5 million, or diluted earnings per share of $2.16 in 9M07.

•
3Q08 results have been affected by significant worldwide cost increases in fuel, power and steel costs. The Company cash cost per pound of copper produced in the 3Q08 and 9M08, including the benefit of by-products, was 18.0 cents per pound and 4.0 cents per pound, respectively.

•	Pursuant to our previously announced $300 million share repurchase program, as of the date of this report we have purchased 10.5 million shares of our common stock at a cost of $158.8 million.

•
Capital expenditures will be carefully reviewed in response to the current financial climate, to contain cost pressures and to partially offset decreasing metal prices.  We plan to continue with our current investment projects in Tia

SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

•
María and Toquepala. As of September 30, 2008 we have committed $579.8 million for the Tia Maria project and $86.9 million for the Toquepala expansion.  The Company is reviewing its capital investments to target reductions in costs and to be responsive to current market conditions.

•	Molybdenum production was higher by 3.5% in both the 3Q08 and 9M08 as compared with the same periods of 2007.

SUMMARY FINANCIAL TABLE
	Third Quarter				Year to Date
	2008	2007	Var.	%	2008	2007	Var.	%
	(in millions, except per share amounts and %s)
Copper sold – tons	128.9	143.0	(14.1)	(9.8)%	367.0	470.8	(103.8)	(22.1)%

Net sales	$ 1,440.1	$ 1,606.4	$ (166.3)	(10.4)%	$ 4,401.1	$ 4,791.2	$(390.1)	(8.1)%
Cost of sales	645.8	560.0	85.8	15.3%	1,716.8	1,589.0	127.8	8.0%
Operating income	675.9	933.6	(257.7)	(27.6)%	2,333.1	2,866.2	(533.1)	(18.6)%
EBITDA (1)	783.7	1,011.2	(227.5)	(22.5)%	2,605.4	3,045.1	(439.7)	(14.4)%
EBITDA margin	54.4%	62.9%	(8.5)%		59.2%	63.6%	(4.4)%
Net earnings	417.8	627.8	(210.0)	(33.5)%	1,531.3	1,905.5	(374.2)	(19.6)%
Earnings per share	$ 0.47	$ 0.71	$ (0.24)	(33.5)%	$ 1.73	$ 2.16	$(0.43)	(19.6)%
Capital expenditures and exploration	$ 142.6	$ 79.8	$ 62.8	78.7%	$ 340.4	$ 273.8	$ 66.6	24.3%

(1) Reconciliation of net earnings (*) to EBITDA
	Third Quarter		Year to Date
	2008	2007	2008	2007
Net earnings	$ 417.8	$ 627.8	$1,531.3	$1,905.5
Add:
Minority interest	2.6	3.2	8.1	7.6
Income taxes	249.7	296.1	764.6	881.2
Interest expense	28.1	31.2	84.5	91.9
Loss on exchange rate Derivatives	13.6		12.7
Depreciation, amortization and Depletion	83.9	81.5	248.3	240.1
Less:
Interest income	9.7	23.5	39.3	63.5
Interest capitalized	2.3	3.7	4.8	10.1
Gain on exchange rate Derivatives	-	1.4	-	7.6
EBITDA	$ 783.7	$1,011.2	$2,605.4	$3,045.1

(*) Net earnings computed in accordance with USGAAP

SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Commenting on the Company’s results for the 3Q08, Mr. German Larrea, Chairman of SCC 's Board  said: “This past quarter has been a turbulent period for the world’s economy.  Copper prices began to decline late in the third quarter and have continued the slide. The strength of our Company has positioned us to face the distress as world economic stability is sought. Our Company’s strengths lie in the quality of our productive assets, our low cost operations, our manageable low debt level, and our short-term project pipeline.  I believe that our strong financial position will permit us to continue with our immediate capital investment projects under development which are expected to add 220,000 tons of copper by 2011 and which will be a source of value creation for shareholders.

Additionally, I would like to comment that during this year we purchased 10.5 million shares of our common stock and that year to date $1.4 billion has been distributed as dividends to our shareholders. While we fully believe in the seriousness of the economic crisis facing our world, we also believe that we are adequately prepared to face it.”

Financial results

Net sales in 3Q08 and 9M08 were $1,440.1 million and $4,401.1 million, respectively, compared to $1,606.4 million and $4,791.2 million in the comparable periods of 2007.  The decrease in sales was caused by lower production and the decrease in copper prices towards the end of the third quarter, which created a negative adjustment of $56.0 million in net sales.  Please see our metal price chart on page 7.

EBITDA during the 3Q08 amounted to $783.7 million and was equivalent to 54.4% of net sales, compared to an EBITDA of $1,011.2 million, equivalent to 62.9% of net sales, in 3Q07.  EBITDA in the 9M08 amounted to $2,605.4 million and was equivalent to 59.2% of net sales, compared to an EBITDA of $3,045.1 million, equivalent to 63.6% of net sales, in 9M07.

Net earnings in 3Q08 were $417.8 million, or earnings per share of $0.47 compared with $627.8 million or earnings per share of $0.71 in 3Q07.  Net earnings in the 9M08 were $1,531.3 million, or earnings per share of $1.73 compared with $1,905.5 million or earnings per share of $2.16 in the 9M07.

Net earnings and EBITDA in both periods were affected by lower sales volumes and increased costs resulting from higher prices for fuel, power, steel and spare parts.

Production

Copper production in the 3Q08 and 9M08 was 118,655 tons and 363,767 tons, respectively, compared with 136,830 tons and 466,279 tons in 3Q07 and 9M07, respectively.

SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Molybdenum production increased by 3.5% to 4,542 tons and 12,363 tons in the 3Q08 and 9M08, respectively, compared with 4,390 tons and 11,947 tons in the comparable 2007 periods. This increase was mainly due to higher ore grade and recovery at La Caridad mine and higher recovery at Cuajone mine.

Mine zinc production amounted to 26,880 tons in the 3Q08 compared with 29,306 tons in the 3Q07.  Refined zinc production in 9M08 was 69,260 tons, 7.2% higher than in 9M07 due to the recovery of full capacity at the San Luis Potosi refinery.

We produce sulfuric acid as a by-product from our smelters. The current high demand for this material provides an opportunity to capture more value for our shareholders as we have a long position in this material. In the 3Q08 and 9M08, sales value of sulfuric acid at our Peruvian operations has surpassed silver to become the second highest by-product sales.

In the first nine months of 2008, the Company has exceeded the metal production objectives in the open pit mines of Toquepala and Cuajone, as well as in the IMMSA underground units of Charcas and Santa Eulalia.

Cash Cost

The Company cash cost per pound of copper produced in the 3Q08 and 9M08, including the benefit of by-products, was 18.0 cents per pound and 4.0 cents per pound, respectively. These amounts compare with negative cash costs of 22.4 cents per pound and 10.4 cents per pound for the same periods of 2007.

Consistent with the industry worldwide, our Company has experienced significant cost pressures in fuel, power, steel and spare parts during 2008. We believe that our cost control approach to operations and the quality of our assets will maintain Southern Copper’s position as one of the world’s most efficient copper producers.  Additionally, we are seeing reductions in fuel and power costs late in the third quarter and continuing into the fourth quarter.

Expansion and capital projects

During the 3Q08 we continued with our investment projects at our Peruvian operations. During 2011, we expect the Tia María project and the Toquepala expansion to increase our annual copper production by 220,000 tons, an increase of 32% over the current production capacity.

As of September 30, 2008, we have spent $78.9 million of the $579.8 million committed for the Tia Maria project in purchases, orders and contracts for this project.  This includes $381.0 million committed for acquisition of major equipment at a fixed price,

SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

although these commitments will be reviewed to target reductions in costs and capital spending to be responsive to current market conditions.

The Toquepala expansion project is also underway.  For the Toquepala project, we have spent $4.8 million as part of the $86.9 million committed in the purchase of two 73 cubic yard shovels, two mine drills and seven 320 ton trucks.  We continued with the feasibility study, the basic and detailed engineering and procurement support.  The environmental impact assessment is also underway and is expected to be completed by November 2009.

For the Cuajone project we have signed a feasibility study contract and will continue with the engineering, procurement process and an environmental impact assessment.

Regarding our copper deposit projects at El Arco and Los Chancas and the underground polymetallic mine in Angangeo, the Company will continue to evaluate these projects, taking into account the changes in the financial and economic conditions.

Cash management

A significant strength of the Company is its cash position, which at September 30, 2008 is in excess of $1.1 billion.  These funds support our operational needs as well as our capital expenditures program.  The Risk and Cash Management Committee regularly reviews the Company’s cash position with particular emphasis on risks. The committee is comprised of members of senior management.  We believe that the Company’s cash investments at September 30, 2008 are in low risk and quality financial instruments with financially solvent institutions.

Derivative instruments

As of September 30, 2008, we held copper derivative contracts to protect 30,000 tons of copper production for the period October-December 2008.  These contracts are zero cost collars with average floor prices of $3.40 per pound of copper.  In the 9M08, we had gains of $62.9 million on these copper derivatives transactions, which were included in net sales.

In addition to copper derivatives, we hold exchange rate derivatives to protect a minor portion of the Mexican peso denominate costs of our Mexican subsidiaries.  In the 9M08, we recorded a gain of $2.1 million on these transactions and we have recorded an unrealized loss of $14.8 million in the open positions as of September 30, 2008.

SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Conference call

The Company’s third quarter earnings conference call will be held on October 28, 2008 beginning at 11:00 a.m. (EST – New York; 10:00 a.m. Lima and 9:00 AM Mexico).  To participate:

Dial-in number:	866-371-3858 in the U.S 832-445-1647 outside the U.S.
Genaro Guerrero, Vice President, Finance and Chief Financial Officer Raul Jacob, Financial Planning Manager and Head of Investor Relations
Conference ID:	68141428 and “Southern Copper Third Quarter 2008 Results”

SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

AVERAGE METAL PRICES:

	LME	COMEX
	Copper	Copper	Molybdenum	Zinc	Silver	Gold	Lead
	($/lb)	($/lb)	($/lb)	($/lb)	($/Oz)	($/oz)	($/lb)
1Q 2008	3.54	3.53	33.01	1.10	17.62	926.78	1.31
2Q 2008	3.83	3.80	32.76	0.96	17.17	895.95	1.05
3Q 2008	3.48	3.45	33.27	0.80	14.92	869.58	0.87
3Q 2007	3.50	3.48	31.33	1.46	12.70	681.12	1.43
9 months 2008	3.62	3.59	33.01	0.95	16.57	897.43	1.08
9 months 2007	3.22	3.21	29.19	1.56	13.11	666.21	1.07
Variance: 3Q08 vs. 3Q07	(0.6)%	(0.9)%	6.2%	(45.2)%	17.5%	27.7%	(39.2)%
Average 2007	3.23	3.22	29.91	1.47	13.39	696.66	1.17

Source: Silver – COMEX; Gold and Zinc – LME; Molybdenum – Metals Week Dealer Oxide.

PRODUCTION AND SALES:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007	%	2008	2007	%

Copper (tons)
Mined	118,655	136,830	(13.3)%	363,767	466,279	(22.0)%
Smelted	103,129	127,510	(19.1)%	358,624	357,696	0.3%
Refined	102,348	108,278	(5.5)%	338,121	352,388	(4.0)%
Rod	20,992	25,367	(17.2)%	58,934	78,276	(24.7)%
Sales	128,948	142,963	(9.8)%	366,968	470,795	(22.1)%

Molybdenum (tons)
Mined	4,542	4,390	3.5%	12,363	11,947	3.5%
Sales	4,566	4,144	10.2%	12,504	11,913	5.0%

Zinc (tons)
Mined	26,880	29,306	(8.3)%	79,214	95,049	(16.7)%
Refined	19,345	24,101	(19.7)%	69,260	64,609	7.2%
Sales	25,612	26,202	(2.3)%	74,024	87,722	(15.6)%

Silver (000s ounces)
Mined	3,039	3,452	(12.0)%	9,209	12,185	(24.4)%
Refined	3,065	2,616	17.2%	8,145	7,799	4.4%
Sales	4,693	4,878	(3.8)%	11,112	14,355	(22.6)%

Sulfuric Acid (000s tons)
Produced	354	450	(21.2)%	1,225	1,223	0.2%
Sales	333	392	(15.2)%	1,097	1,101	(0.3)%

SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2008	2007	VAR %	2008	2007	VAR %
	(in thousands, except for per share amounts)

Net sales:	$1,440,077	$1,606,414	(10.4)%	$4,401,079	$4,791,213	(8.1)%

Operating costs and expenses:
Cost of sales (exclusive of depreciation, amortization, and depletion shown separately below)	645,798	560,003	15.3%	1,716,845	1,588,982	8.0%
Selling, general and administrative	25,937	23,570	10.0%	77,318	73,276	5.5%
Depreciation, amortization and depletion	83,944	81,538	3.0%	248,339	240,102	3.4%
Exploration	8,452	7,710	9.6%	25,504	22,681	12.4%
Total operating costs and expenses	764,131	672,821	13.6%	2,068,006	1,925,041	7.4%

Operating income	675,946	933,593	(27.6)%	2,333,073	2,866,172	(18.6)%

Interest expense	(28,115)	(31,181)	(9.8)%	(84,530)	(91,969)	(8.1)%
Interest capitalized	2,305	3,703	(37.8)%	4,834	10,146	(52.4)%
Gain (loss) on derivative instruments	(13,621)	2,993	(555.1)%	(12,700)	(73,699)	(82.8)%
Other income (expense)	23,779	(5,526)	(530.3)%	23,944	20,146	18.9%
Interest income	9,764	23,528	(58.5)%	39,360	63,532	(38.0)%

Earnings before income taxes and minority interest	670,058	927,110	(27.7)%	2,303,981	2,794,328	(17.5)%

Income taxes	249,700	296,109	(15.7)%	764,614	881,199	(13.2)%
Minority interest	2,556	3,156	(19.0)%	8,115	7,640	6.2%

Net earnings	$ 417,802	$627,845	(33.5)%	$1,531,252	$1,905,489	(19.6)%

Per common share amounts:
Net earnings – basic and diluted	$ 0.47	$ 0.71	(33.5)%	$ 1.73	$ 2.16	(19.6)%
Dividends paid	$ 0.57	$ 0.53	6.3%	$ 1.60	$ 1.60	-

Weighted average shares outstanding (Basic and diluted)	882,170	883,397		882,989	883,391

SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Southern Copper Corporation

CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)
	September 30,	December 31,	September 30,
	2008	2007	2007
ASSETS
Current assets:
Cash and cash equivalents	$1,175,648	$1,409,272	$1,195,208
Short term investments	83,038	117,903	320,000
Accounts receivable	439,161	462,778	678,898
Inventories	492,521	448,283	462,708
Prepaid, deferred taxes and other assets	159,630	197,273	115,970
Total current assets	2,349,998	2,635,509	2,772,784

Property, net	3,661,876	3,568,311	3,582,546
Leachable material, net	168,032	220,243	239,888
Intangible assets, net	114,510	115,802	116,387
Other assets, net	52,295	40,693	37,661
Total assets	$6,346,711	$6,580,558	$6,749,266

LIABILITIES
Current liabilities:
Current portion of long-term debt	$10,000	$160,000	$160,000
Accounts payable	289,717	255,070	264,851
Income taxes	76,940	132,175	136,016
Due to affiliates	8,738	3,870	4,039
Accrued workers’ participation	219,856	313,251	243,703
Interest	11,934	37,325	22,376
Other accrued liabilities	36,977	25,499	21,708
Total current liabilities	654,162	927,190	852,693

Long-term debt	1,284,911	1,289,754	1,363,293
Deferred income taxes	196,855	219,501	197,543
Other liabilities	284,093	266,163	176,498
Asset retirement obligation	14,462	13,145	12,905
Total non-current liabilities	1,780,321	1,788,563	1,750,239

Commitments and contingencies

Minority interest	15,786	16,685	16,363

STOCKHOLDERS' EQUITY
Common stock	587,434	653,817	654,645
Accumulated comprehensive income	3,309,008	3,194,303	3,475,326
Total stockholders' equity	3,896,442	3,848,120	4,129,971
Total liabilities, minority interest and stockholders’ equity	$6,346,711	$6,580,558	$6,749,266

SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(in thousands)
OPERATING ACTIVITIES
Net earnings	$ 417,802	$627,845	$1,531,252	$1,905,489
Depreciation, amortization and depletion	83,944	81,538	248,339	240,102
Capitalized leachable material	-	(5,874)	(2,246)	(45,903)
Minority interest	2,556	3,156	8,115	7,640
Cash provided from (used for) operating assets and liabilities	247,877	15,712	(132,397)	(335,102)
Other, net	(55,305)	5,884	(46,213)	153,796
Net cash provided from operating activities	696,874	728,261	1,606,850	1,926,022

INVESTING ACTIVITIES
Capital expenditures	(134,161)	(72,086)	(314,931)	(251,078)
Other, net	68,364	6,356	91,123	(82,296)
Net cash used for investing activities	(65,797)	(65,730)	(223,808)	(333,374)

FINANCING ACTIVITIES
Debt repaid	-	-	(155,025)	(5,000)
Dividends paid	(503,543)	(471,113)	(1,416,437)	(1,413,380)
Common share buyback	(68,471)	-	(68,471)	-
Distributions to minority interest	(2,387)	(1,429)	(9,123)	(4,593)
Other	61	(881)	855	(604)
Net cash used for financing activities	(574,340)	(473,423)	(1,648,201)	(1,423,577)

Effect of exchange rate changes on cash	(31,348)	(7,514)	31,535	3,359

Increase (decrease) in cash and cash equivalent	25,389	181,594	(233,624)	172,430

SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Company Profile

Southern Copper Corporation is one of the largest integrated copper producers in the world and has the largest copper reserve of any listed company.  We are a NYSE and Lima Stock Exchange (LSE) listed company that is 75.1% owned by Grupo Mexico, a Mexican company listed on the Mexican stock exchange.  The remaining 24.9% ownership interest is held by the international investment community.  We operate mining units and metallurgical facilities in Mexico and Peru and conduct exploration activities in Mexico, Peru and Chile.

###

This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made.  These factors include those listed in the Company’s most recently filed quarterly reports on Form 10-Q and annual report on Form 10-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317